Exhibit 10.1

Agreed Form

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [ ], 2023, by and between the undersigned (each, the “Holder”)1, Prime Number Acquisition I Corp., a Delaware corporation (“Acquiror”) and Prime Number Holding Limited, a Cayman Islands exempted company limited by shares ( “PubCo”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A.            Acquiror, PubCo, Prime Number Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (the “Merger Sub”), [ ]2, a Singapore private company limited by shares and a direct wholly-owned Subsidiary of PubCo (“New SubCo”), NOCO-NOCO PTE. LTD., a Singapore private company limited by shares, with its Unique Entity Number being 201924194K (the “Company”), and the shareholders of the Company named on Annex I thereto as of the date thereof and the shareholders of the Company that subsequently become parties thereto after the date thereof (as may be amended, supplemented or otherwise modified from time to time, the “BCA”), pursuant to which (a) Acquiror shall merge with and into Merger Sub, with Acquiror continuing as the surviving entity (the “Merger”), as a result of which, (i) Acquiror shall become a wholly-owned subsidiary of PubCo and (ii) all of the issued and outstanding securities of Acquiror immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, and (b) New SubCo shall acquire all of the issued and outstanding Company Ordinary Shares from the Sellers, and in exchange, PubCo shall issue to the Sellers certain ordinary shares of PubCo, in each case, upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable laws (the “Share Exchange”). Following the Combination, PubCo will be a publicly traded company listed on a stock exchange in the United States.

B.             In connection with Acquiror IPO, Sponsors, officers and directors of the Sponsors and certain individuals entered into a letter agreement dated May 12, 2022 (the “Initial Letter”, and each signatory thereto, “Initial Insider”).

C.             As a condition of, and as a material inducement for Acquiror and PubCo to enter into and consummate the transactions contemplated by the BCA, the Holder has agreed to execute and deliver this Agreement prior to the Merger Effective Time.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.             Lock-Up.

(a)            During the Lock-up Period (as defined below), the Holder irrevocably agrees that such Holder will not (a) sell, assign, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any of the Lock-up Shares (as defined below), (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such Lock-up Shares, in cash or otherwise, (c) make public announcement of any intention to effect any transaction specified in clause (a) or (b), or (d) engage in any Short Sales (as defined below) with respect to any security of PubCo.

1 NTD: To be signed by each of 3DOMA, FSR (assuming it will hold over 5% of PubCo), Sponsors and other “In-siders” to the Letter Agreement dated May 12, 2022.

2 NTD: To insert New SubCo name

(b)           In furtherance of the foregoing, PubCo will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct PubCo’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)           For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)           For purpose of this Agreement, the “Lock-up Period” means with respect to the Group I Lock-up Shares, the period commencing on the Share Exchange Closing Date and ending on the date that is the earlier to occur of (A) six months thereafter, or (B) the date on which the closing price of each PubCo Ordinary Share equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Share Exchange, with respect to the Group II Lock-up Shares the period commencing on the Share Exchange Closing Date and ending on the date that is six months thereafter, with respect to the Group III Lock-up Shares the period commencing on the Share Exchange Closing Date and ending on the 30 days thereafter.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to PubCo.

In addition, after the Share Exchange Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2.             Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3.             Lock-up Shares. For purposes of this Agreement, a Holder’s Lock-up Shares shall be such Holder’s Group I Lock-up Shares, Group II Lock-up Shares and Group III Lock-up Shares, with the exact number of the Holder’s Lock-up Shares specified on the Holder’s signature page attached hereto. (i) A Holder’s Group I Lock-up Shares shall be equal to, with respect to a Holder that is not an Initial Insider, 50% of the total number of PubCo Ordinary Shares that such Holder will receive in connection with the Share Exchange under the BCA, and with respect to a Holder that is an Initial Insider, 50% of the number of PubCo Ordinary Shares such Holder will receive in converting their Acquiror Founder Shares in connection with the Merger under the BCA, (ii) a Holder’s Group II Lock-up Shares shall be equal to, with respect to a Holder that is not an Initial Insider, the remaining 50% of the total number of PubCo Ordinary Shares that such Holder will receive in connection with the Share Exchange under the BCA, and with respect to a Holder that is an Initial Insider, 50% of the number of PubCo Ordinary Shares such Holder will receive in converting its Acquiror Founder Shares in connection with the Merger under the BCA, and (iii) a Holder’s Group III Lock-up Shares shall be equal to the total number of PubCo Ordinary Shares that such Holder will receive in converting its Acquiror Private Shares and Acquiror Working Capital Loan Shares in connection with the Merger under the BCA. For the purpose of this paragraph, “Acquiror Founder Shares” shall mean 1,612,500 shares of Class A common stock of Acquiror, par value $0.0001 per share, initially acquired by the Sponsors pursuant to certain founder shares purchase agreement dated April 7, 2021. “Acquiror Private Shares” shall mean 398,892 shares of Class A common stock of Acquiror initially acquired by the Sponsors pursuant to certain private placement shares purchase agreement dated May 12, 2022. “Acquiror Working Capital Loan Shares” shall mean all shares of Class A common stock of Acquiror that Sponsors acquire upon conversion of any Working Capital Loan.

4.             No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.             Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to Acquiror or PubCo, to:

Prime Number Acquisition I Corp.

1129 Northern Blvd., Suite 404

Manhasset, NY 11030

Attention:	Dongfeng Wang
Email:	161160@gmail.com

with copies to (which shall not constitute notice):

Noco-Noco Pte. Ltd.

#04-06 SGX Centre 2, Singapore

Attention: Kenneth Lim
Email: kenneth.lim@3dom.co.jp

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto,

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.             Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.             Counterparts. This Agreement may be executed in .PDF format, by facsimile or other agreed format and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.             Successors and Assigns; Third Party Beneficiary. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

9.             Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.           Amendment. This Agreement may only be amended or modified with respect to a Holder by written agreement executed by each of the Acquiror and PubCo on one hand, and such Holder on the other hand.

11.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.           Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

14.           Venue; Waiver of Jury Trial

(a)            Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 14(a);

(b)            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Acquiror	Prime Number Acquisition I Corp.

By:
Name:
Title:

PubCo	Prime Number Holding Limited

By:
Name:
Title:

Signature Page to Lock-up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holder	[Entity name]

By:
Name:
Title:

OR

[Individual name]

NUMBER OF LOCK-UP SHARES:

Group I Lock-up Shares [*]

Group II Lock-up Shares [*]

Group III Lock-up Sharse [*]

Notice Address

Email:

Signature Page to Lock-up Agreement